Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Jesse E. Morris, CFO and COO, jmorris@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

Main Street Announces Preliminary Estimate of Fourth Quarter 2022 Operating Results

Announces Federal Tax Treatment of 2022 Dividends

Announces Fourth Quarter and Full Year 2022 Earnings Release and Conference Call Schedule

HOUSTON – January 17, 2023 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street” or the “Company”) is pleased to announce its preliminary operating results for the fourth quarter of 2022, the federal tax treatment of its 2022 dividends and its fourth quarter and full year 2022 earnings release and conference call schedule.

In commenting on the Company’s operating results for the fourth quarter of 2022, Dwayne L. Hyzak, Main Street’s Chief Executive Officer, stated, “We are very pleased with our fourth quarter results, which closed another record year for Main Street across several key performance indicators with significant positive momentum for 2023. These results demonstrate the continued and sustainable strength of our overall platform, the benefits of our differentiated and diversified investment strategies and the underlying quality of our portfolio companies. Our unique lower middle market investment strategy continues to provide benefits with a robust fourth quarter concluding another strong year of investment activity with originations totaling $373 million for the year. During the year, we executed 5 new platform investments and follow-on investments in 13 of our existing lower middle market portfolio companies to support their acquisition and organic growth strategies and other investor value creation events. Our private loan investment strategy also had another successful year resulting in growth in our private loan portfolio of $335 million and continued growth of assets under management in our asset management business. Together, the investment activity in our lower middle market and private loan investment strategies resulted in a net increase in our total investment portfolio of $515 million on a cost basis during the year, to a record total investment portfolio of $3.8 billion on a cost basis at year end.”

Mr. Hyzak continued, “The benefits of the positive performance from our existing investment portfolio and our strong investment activity, combined with the benefits of our strong capital structure, efficient operating model and accretive asset management business, resulted in another quarterly and annual record for distributable net investment income per share. As a result, our quarterly distributable net investment income exceeded $1 per share for the first time and exceeded the monthly dividends paid to our shareholders by over 56% for the quarter and over 33% for the year. Our strong overall operating performance resulted in a quarterly return on equity on an annualized basis of over 20%. This continued positive momentum across our platform has delivered significant increased value to our shareholders as evidenced by two sequential quarterly increases in our regular monthly dividends in the fourth quarter of 2022 and the first quarter of 2023. In addition, based upon these record fourth quarter results, we expect another meaningful supplemental dividend to be paid in the first quarter of 2023, continuing the additional value we’ve been providing to our shareholders through the payment of $0.35 per share in supplemental dividends during 2022.”

Preliminary Estimates of Fourth Quarter 2022 Results

Main Street’s preliminary estimate of fourth quarter 2022 net investment income (“NII”) is $0.97 to $0.99 per share. Main Street’s preliminary estimate of fourth quarter 2022 distributable net investment income (“DNII”), which is NII before non-cash compensation expenses, is $1.02 to $1.04 per share.(1)

Main Street’s preliminary estimate of net asset value (“NAV”) per share as of December 31, 2022 is $26.83 to $26.89, representing an increase of $0.89 to $0.95 per share, or 3.4% to 3.7%, from the NAV per share of $25.94 as of September 30, 2022, with this increase after the impact of the supplemental dividend paid in December 2022 of $0.10 per share. The estimated increase in NAV per share is primarily due to the net fair value increases from the unrealized appreciation in the fair value of our lower middle market (“LMM”) investments, our wholly owned asset management business and our private loan portfolio investments, partially offset by realized losses on our private loan portfolio investments and unrealized depreciation and realized losses on our middle market portfolio investments; the accretive impact from equity issuances during the quarter; and the record estimated NII, which exceeded the regular monthly dividends of $0.66 per share and supplemental dividend of $0.10 per share paid in the fourth quarter.

Investment Portfolio Activity

The Company’s fourth quarter 2022 operating activities include the following investment activity in its LMM, private loan and middle market investment strategies:

•$151.6 million in total LMM portfolio investments, which after aggregate repayments of debt principal and return of invested equity capital from several LMM portfolio investments resulted in a net increase of $126.6 million in the cost basis of our LMM investment portfolio;

•$86.4 million in total private loan investments, which after aggregate repayments and sales resulted in a net decrease of $26.1 million in the cost basis of our private loan investment portfolio; and

•a net decrease of $19.4 million in the cost basis of our middle market investment portfolio.

Federal Tax Treatment of 2022 Dividends

Main Street has posted information regarding the U.S. federal income tax characteristics of its dividends paid in 2022 on its website under “2022 Form 1099 Information” (https://www.mainstcapital.com/tax-information).(2) Main Street paid dividends totaling $2.945 per share in

2022, with approximately 11% of such dividends taxed as qualified dividends and approximately 89% taxed as ordinary income. Qualified dividends paid to non-corporate taxpayers (including individuals) qualify for favorable tax treatment under the Internal Revenue Code (“IRC”) and, for 2022, will generally be subject to a maximum 20% U.S. federal income tax rate (plus a 3.8% Medicare surtax, if applicable).

Federal Tax Treatment of 2022 Dividends – Non-U.S. Shareholders

Non-U.S. resident and foreign corporation shareholders (“Non-U.S. Shareholders”) in a Regulated Investment Company (“RIC”), such as Main Street, are exempt from U.S. withholding tax on both “interest-related” dividends and short-term capital gains in accordance with the IRC Sections 871(k) and 881(e). In addition, Non-U.S. Shareholders in a RIC are also exempt from U.S. withholding tax on long-term capital gains. Main Street paid dividends totaling $2.945 per share in 2022, with approximately 43% of such dividends relating to “interest-related” dividends and short-term capital gains. See the “Tax Treatment of 2022 Dividends for Non-U.S. Shareholders” posted on Main Street’s website for more details (https://www.mainstcapital.com/tax-information).(2)

To the extent Non-U.S. Shareholder taxes were withheld on dividends distributed, this information may be considered in connection with any claims for refund on taxes made with the U.S. Internal Revenue Service. Non-U.S. Shareholders should contact their tax advisor with any questions regarding this information.

Fourth Quarter and Full Year 2022 Earnings Release and Conference Call Scheduled

Main Street’s fourth quarter and full year 2022 results will be released on Thursday, February 23, 2023, after the financial markets close. In conjunction with the release, Main Street has scheduled a conference call, which will be broadcast live via phone and over the Internet, on Friday, February 24, 2023, at 10:00 a.m. Eastern time. Investors may participate either by phone or audio webcast.(2)

By Phone: Dial 412-902-0030 at least 10 minutes before the call. A replay will be available through March 3, 2023 by dialing 201-612-7415 and using the access code 13735722#.

By Webcast: Connect to the webcast via the Investor Relations section of Main Street’s website at www.mainstcapital.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay of the conference call will be available on Main Street’s website shortly after the call and will be accessible for approximately 90 days.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market investment strategy. Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

Main Street, through its wholly owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

FORWARD-LOOKING STATEMENTS AND OTHER MATTERS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information, including but not limited to the preliminary estimates of fourth quarter and full year 2022 financial information and results and the declaration and payment of future dividends, are based on current conditions and information available to Main Street as of the date hereof. Although its management believes that the expectations reflected in those forward-looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation, such factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in Main Street’s filings with the Securities and Exchange Commission (the “SEC”) (www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

The preliminary estimates of fourth quarter and full year 2022 financial information and results furnished above are based on Main Street management’s preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates are subject to completion of Main Street’s customary year-end closing and review procedures and third-party audit, including the determination of the fair value of Main Street’s portfolio investments. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during Main Street’s year-end closing and review procedures and third-party audit, and Main Street’s reported information in its Annual Report on Form 10-K for the year ended December 31, 2022 may differ from this information, and any such differences may be material. In addition, the information furnished above does not include all of the information regarding Main Street’s financial condition and results of operations for the quarter and full year periods ended December 31, 2022 that may be important to readers. As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of Main Street’s full fourth quarter and full year 2022 results when such results are disclosed by Main Street in its Annual Report on Form 10-K for the year ended December 31, 2022. The information furnished in this press release is based on current Main Street management expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information.

Neither this press release nor the 2022 Form 1099 Information or the Tax Treatment of 2022 Dividends for Non-U.S. Shareholders information referenced above is intended to constitute tax, legal, investment or other professional advice. This is general information and reference should be made to your 2022 Form 1099-DIV for tax reporting purposes. Shareholders should receive their 2022 Form 1099-DIVs by mid-February 2023 (generally from their brokers) and should consult a tax advisor for tax guidance pertinent to their specific facts and circumstances. If you did not hold Main Street stock for all of calendar year 2022, your 1099-DIV will only reflect the tax characteristics for the portion of the year you owned Main Street stock.

Main Street has an existing effective shelf registration statement on Form N-2 on file with the SEC relating to the offer and sale from time to time of its securities. Investors are advised to carefully consider the investment objective, risks and charges and expenses of Main Street before investing in any of Main Street’s securities. The prospectus included in the shelf registration statement, together with any related prospectus supplement, contain this and other information about Main Street and should be read carefully before investing. A copy of the prospectus and any related prospectus supplement may be obtained by contacting Main Street.

End Notes

(1) Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impact of non-cash compensation expenses, which includes both share-based compensation expenses and deferred compensation expense or benefit. Main Street believes presenting distributable net investment income per share is useful and appropriate supplemental disclosure for analyzing its financial performance, since share-based compensation does not require settlement in cash and deferred compensation expense or benefit does not result in a net cash impact to Main Street upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, distributable net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. In order to reconcile estimated distributable net investment income per share to estimated net investment income per share in accordance with U.S. GAAP for the fourth quarter of 2022, $0.04 to $0.05 per share of estimated non-cash compensation expenses are added back to calculate estimated distributable net investment income per share.

(2) No information contained on our website or disclosed on the February 24, 2023 conference call, including the webcast and the archived versions, is incorporated by reference in this press release or any of our filings with the SEC, and you should not consider that information to be part of this press release or any other such filing.